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                                                                  Exhibit 1.01


                                                                  EXECUTION COPY


                             K & F INDUSTRIES, INC.

                    9 1/4% Senior Subordinated Notes due 2007

                               PURCHASE AGREEMENT

                                                                 October 9, 1997

LEHMAN BROTHERS INC.
UNTERBERG HARRIS
c/o Lehman Brothers Inc.
Three World Financial Center
New York, New York 10285

Dear Ladies and Gentlemen:

            K & F Industries, Inc., a Delaware corporation (the "Company"), proposes to issue and sell to you (the "Initial Purchasers") $185.0 million in aggregate principal amount of its 9 1/4% Senior Subordinated Notes due 2007 (the "Series A Notes") pursuant to the terms of an Indenture (the "Indenture") between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), relating to the Series A Notes. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Indenture.

            The Series A Notes will be offered and sold to you pursuant to an exemption from the registration requirements under the Securities Act of 1933, as amended (the "Act"). The Company has prepared a preliminary offering memorandum (the "Preliminary Offering Memorandum"), dated September 22, 1997 and a final offering memorandum (the "Offering Memorandum," and together with the Preliminary Offering Memorandum, the "Offering Documents"), dated October 9, 1997, relating to the Company and the Series A Notes. As described in the Offering Memorandum, the Company will use all of the net proceeds from the offering of the Series A Notes to effect the Recapitalization (as defined in the Offering Memorandum) of the Company.
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            Upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Act, the Series A Notes (and all securities issued in exchange therefor or in substitution thereof) shall bear the following legend:

      "THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER: (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR
      (B) IT IS AN "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT) ("ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THE SECURITY EVIDENCED HEREBY IN AN OFF-SHORE TRANSACTION;
      (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) TO AN ACCREDITED INVESTOR OR A PURCHASER WHO IS NOT A U.S. PERSON THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO STATE STREET BANK AND TRUST COMPANY, AS TRUSTEE (OR A SUCCESSOR TRUSTEE, AS APPLICABLE), A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THE SECURITY EVIDENCED HEREBY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM SUCH TRUSTEE OR A SUCCESSOR TRUSTEE, AS APPLICABLE), (D) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OR ANY OTHER APPLICABLE JURISDICTION; AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE SECURITY EVIDENCED HEREBY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IF THE PROPOSED TRANSFER IS PURSUANT TO CLAUSE (C),
      (D) OR (E) ABOVE, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO STATE STREET BANK AND TRUST COMPANY, AS TRUSTEE (OR A SUCCESSOR TRUSTEE, AS APPLICABLE), SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS IT MAY REASONABLE REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT."

            You have advised the Company that you will make offers (the "Exempt Resales") of the Series A Notes purchased by you hereunder on the terms set forth in the Offering Memorandum, as


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amended or supplemented, solely to (i) persons whom you reasonably believe to be
"qualified institutional buyers" as defined in Rule 144A under the Act ("QIBs"),
(ii) a limited number of other "accredited investors," as defined in Rule 501(a) under the Act, who execute a letter containing certain representations and agreements in the form set forth as Annex A to the Offering Memorandum (each, an "Accredited Investor") and (iii) outside the United States to persons other than U.S. Persons in offshore transactions meeting the requirements of Rule 904 of Regulation S ("Regulation S") under the Act (such persons specified in clauses
(i) through (iii) being referred to herein as the "Eligible Purchasers"). As used herein, the terms "offshore transaction," "United States" and "U.S. person" have the respective meanings given to them in Regulation S. You will offer the Series A Notes to Eligible Purchasers initially at a price equal to 100% of the principal amount thereof. Such price may be changed at any time without notice.

            It is understood by the parties hereto that on or prior to the Closing Date (as defined herein) the Company will (i) purchase approximately 63% of its outstanding capital stock pursuant to the Stock Purchase Agreement (as defined in the Offering Memorandum), (ii) repay all of its outstanding indebtedness under the Existing Credit Agreement (as defined in the Offering Memorandum), (iii) redeem the remaining $70 million outstanding of its 11 7/8% Senior Secured Notes due 2003, (iv) consummate the Tender Offer (as defined in the Offering Memorandum) and Consent Solicitation (as defined in the Offering Memorandum), and (v) enter into the New Credit Facility (as defined in the Offering Memorandum under the caption "Description of the Notes") with the Company, as guarantor, the Subsidiaries (as defined herein), and the other parties thereto and the Company will use the proceeds from the Offering, together with borrowings under the New Credit Facility, to effect the Recapitalization.

            Holders (including subsequent transferees) of the Series A Notes will have the registration rights set forth in the registration rights agreement (the "Registration Rights Agreement"), to be dated October 15, 1997 (the "Closing Date"), in the form of Exhibit A hereto, for so long as such Series A Notes constitute "Transfer Restricted Securities" (as defined in the Registration Rights Agreement). Pursuant to the Registration Rights Agreement, the Company will agree to file with the Securities and Exchange Commission (the "Commission") under the circumstances set forth therein, (i) a registration statement under the Act (the "Exchange Offer Registration Statement") relating to the Company's 9 1/4% Series B Senior Subordinated Notes due 2007 (the "Series B Notes" and, together with the Series A Notes, the "Notes") to be offered in exchange for the Series A Notes (such offer to exchange being referred to collectively as the "Registered Exchange Offer") and (ii) a shelf registration statement pursuant to Rule 415 under the Act (the "Shelf Registration Statement" and together with the Exchange Offer Registration Statement, the "Registration Statements") relating to the resale by certain holders of the Series A Notes, and to use its best efforts to cause such Registration Statements to be declared effective. This Agreement, the Indenture and the Registration Rights Agreement are hereinafter referred to collectively as the "Operative Documents." This is to confirm the agreements concerning the purchase of the Series A Notes from the Company by you.

            1. Representations, Warranties and Agreements of the Company. The Company represents, warrants and agrees as follows:

            (a) The Offering Documents have been prepared by the Company for use by the Initial Purchasers in connection with the Exempt Resales. No order or decree preventing the use of the Offering Documents, or any order asserting that the transactions contemplated by this Agreement are subject to the registration requirements of the Act has been issued and no proceeding for that purpose has commenced or is pending or, to the knowledge of the Company, is contemplated.

            (b) The Preliminary Offering Memorandum and the Offering Memorandum as of their respective dates and the Offering Memorandum as of the Closing Date, did not and will not at any time


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contain an untrue statement of a material fact or omit to state a material fact necessary, in order to make the statements, in light of the circumstances under which they were made, not misleading, except that this representation and warranty does not apply to statements in or omissions from the Offering Documents made in reliance upon and in conformity with information relating to the Initial Purchasers furnished to the Company in writing by or on behalf of the Initial Purchasers expressly for use therein.

            (c) Each of the Company and its Subsidiaries (as defined below) has been duly organized and is validly existing and in good standing under the laws of its respective jurisdiction of incorporation, is duly qualified to do business as a foreign corporation, and is a corporation in good standing in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such qualification (except where the failure to be so qualified and in good standing would not have a Material Adverse Effect), and has all necessary corporate power and authority necessary to own or hold its properties and to conduct the business in which it is engaged. As used herein, "Material Adverse Effect" means a material adverse effect on the condition (financial or otherwise), results of operations, business or prospects of the Company and its Subsidiaries taken as a whole. The term "Subsidiaries" as used herein shall refer only to Aircraft Braking Systems Corporation ("ABS") and Engineered Fabrics Corporation ("EFC"). The Subsidiaries are the only "significant subsidiaries" of the Company within the meaning of Rule 1-02(v) of Regulation S-K.

            (d) Assuming (i) that your representations and warranties in Section 2 are true, (ii) that the representations of the Accredited Investors set forth in the certificates of such Accredited Investors in the form set forth in Annex A to the Offering Memorandum are true, (iii) compliance by you with your covenants set forth in Section 2 and (iv) that each of the Eligible Purchasers is a QIB, an Accredited Investor or a person who is not a "U.S. person" who acquires the Series A Notes outside the United States in an "offshore transaction" (within the meaning of Rule 904 of Regulation S) (A) registration under the Securities Act of the Notes or qualification of the Indenture in respect of the Notes under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), is not required in connection with the offer and sale of the Notes to the Initial Purchasers in the manner contemplated by the Offering Memorandum or this Agreement and (B) initial resales of the Notes by the Initial Purchasers on the terms and in the manner set forth in the Offering Memorandum and Section 2 hereof are exempt from the registration requirements of the Securities Act.

            (e) The authorized and outstanding capital stock of the Company at June 30, 1997 was as set forth in the unaudited balance sheet of the Company as of June 30, 1997 included in the Offering Memorandum. All of the shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable.

            (f) Except as described in the Offering Memorandum, the Company owns 100% of the outstanding shares of capital stock of its Subsidiaries and all of such shares of capital stock are duly authorized and validly issued and are fully paid and nonassessable. Except as described in the Offering Memorandum, all of the shares of capital stock of the Company's Subsidiaries are owned by the Company free and clear of any security interest, claim, lien or encumbrance. Except as described in or expressly contemplated by the Offering Memorandum, there are no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, the shares of capital stock of the Company.

            (g) The Company has all requisite power and authority to execute, deliver and perform its obligations under this Agreement, the Indenture, the Notes and the Registration Rights Agreement.

            (h) This Agreement has been duly and validly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Initial Purchasers, constitutes


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the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except that (i) enforcement thereof may be subject to (A) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (B) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and
(ii) the enforceability of any indemnification or contribution provisions thereof may be limited under applicable securities laws or the public policies underlying such laws.

            (i) The Indenture has been duly and validly authorized by the Company, and upon its execution and delivery and, assuming due authorization, execution and delivery by the Trustee, will constitute the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except that (i) enforcement thereof may be subject to (A) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (B) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and (ii) the enforceability of any indemnification or contribution provisions thereof may be limited under applicable securities laws or the public policies underlying such laws.

            (j) The Series A Notes have been duly and validly authorized by the Company and when duly executed by the Company in accordance with the terms of the Indenture and, assuming due authentication of the Series A Notes by the Trustee, upon delivery to the Initial Purchasers against payment therefor in accordance with the terms hereof, will have been validly issued and delivered, and will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture, enforceable against the Company in accordance with their terms, except that (i) enforcement thereof may be subject to (A) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (B) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and
(ii) the enforceability of any indemnification or contribution provisions thereof may be limited under applicable securities laws or the public policies underlying such laws.

            (k) The Series B Notes have been duly and validly authorized by the Company and if and when duly issued and authenticated in accordance with the terms of the Indenture and delivered in accordance with the Exchange Offer provided for in the Registration Rights Agreement, will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture, enforceable against the Company in accordance with their terms, except that (i) enforcement thereof may be subject to (A) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (B) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and (ii) the enforceability of any indemnification or contribution provisions thereof may be limited under applicable securities laws or the public policies underlying such laws.

            (l) The Registration Rights Agreement has been duly and validly authorized by the Company and, upon its execution and delivery by the Company and, assuming due authorization, execution and delivery by the Initial Purchasers, will constitute the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except that (i) enforcement thereof may be subject to (A) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (B) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and (ii) the enforceability of any indemnification or contribution provisions thereof may be limited under applicable securities laws or the public policies underlying such laws.


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            (m) Each of the Company and its Subsidiaries, as applicable, has all requisite corporate power and authority to consummate the Recapitalization and to enter into and perform its obligations under (i) the New Credit Facility and
(ii) the Stock Purchase Agreement.

            (n) Each of the New Credit Facility and the Stock Purchase Agreement has been duly and validly authorized, executed and delivered by the Company and each of the Subsidiaries, as applicable, and, assuming due authorization, execution and delivery by the other parties thereto, constitutes the valid and binding agreement of the Company and each of the Subsidiaries, as applicable, enforceable against the Company and each of the Subsidiaries, as applicable, in accordance with its terms, except that (x) enforcement thereof may be subject to
(A) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (B) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and
(y) the enforceability of any indemnification or contribution provisions thereof may be limited under applicable securities laws or the public policies underlying such laws.

            (o) None of the issuance, offer or sale of the Notes, the execution, delivery or performance by the Company of this Agreement or the other Operative Documents, compliance by the Company and the Subsidiaries with the provisions hereof or thereof, as applicable, nor consummation by the Company of the transactions contemplated hereby or thereby; and none of the execution, delivery or performance by the Company and the Subsidiaries, as applicable, of the New Credit Facility or the Stock Purchase Agreement, compliance by the Company and the Subsidiaries, as applicable, with the provisions thereof nor consummation by the Company and the Subsidiaries, as applicable, of the transactions contemplated thereby will conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which either the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the properties or assets of the Company or any of its Subsidiaries are subject, nor will such actions result in any violation of the provisions of the charter or by-laws of the Company or any of its Subsidiaries or any statute to which it or its properties may be subject or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their properties or assets (except to the extent any such conflict, breach, violation or default does not or will not, as the case may be, have a Material Adverse Effect); and except for such consents, approvals, authorizations, registrations or qualifications as may be required under applicable state securities and Blue Sky laws in connection with the purchase and distribution of the Notes by the Initial Purchasers or as set forth in the Registration Rights Agreement, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement, the Indenture and the Registration Rights Agreement by the Company, the consummation of the transactions contemplated hereby and thereby (including the Recapitalization), and the issuance and sale of the Notes by the Company.

            (p) Neither the Company nor any of its Subsidiaries is in breach or violation of any of the terms or provisions of any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the properties or assets of the Company or any of its Subsidiaries are subject, nor is the Company or any of its Subsidiaries in violation of the provisions of its respective charter or by-laws or any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, any of its Subsidiaries or any of their properties or assets (except to the extent any such conflict, breach, violation or default is cured at or prior to the Closing Date and within the grace period applicable thereto or would not have a Material Adverse Effect).


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            (q) The Notes, the Indenture and the Registration Rights Agreement
conform or will conform, as applicable, in all material respects to the descriptions thereof contained in the Offering Memorandum.

            (r) There are no legal or governmental proceedings pending or, to the knowledge of the Company or any Subsidiary, threatened, against the Company or any Subsidiary or to which any of the properties of the Company or any Subsidiary is subject, that are not disclosed in the Offering Memorandum and which, if adversely decided, are reasonably likely to cause a Material Adverse Effect or to materially affect the issuance of the Notes or the consummation of the other transactions contemplated by the Operative Documents. The Offering Memorandum contains accurate summaries of all material agreements, contracts, indentures, leases or other instruments. The Company is not involved in any strike, job action or labor dispute with any group of employees, and, to the Company's knowledge, no such action or dispute is threatened.

            (s) Except as described in the Offering Memorandum, there are no contracts, agreements or understandings between the Company or any of its Subsidiaries and any person granting such person the right to require the Company or any of its Subsidiaries to file a registration statement under the Securities Act with respect to any securities owned or to be owned by such person or to require the Company or any of its Subsidiaries to include such securities in the securities registered pursuant to the Exchange Offer Registration Statement, the Shelf Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company or any of its Subsidiaries under the Securities Act.

            (t) Neither the Company nor any of its Subsidiaries has sustained, since the date of the latest audited financial statements included in the Offering Memorandum, any material losses or interferences with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, other than as set forth or contemplated in the Offering Memorandum; and, since such date, there have not been any material changes in the capital stock or long-term debt of the Company or any of its Subsidiaries or any material adverse changes in the condition (financial or otherwise), results of operations, business or prospects of the Company or any of its Subsidiaries, taken as a whole (a "Material Adverse Change"), or any developments that could reasonably be expected to involve a prospective Material Adverse Change, other than as set forth or contemplated in the Offering Memorandum.

            (u) The consolidated historical and pro forma financial statements, together with related notes, set forth in the Offering Memorandum comply as to form in all material respects with the requirements of Regulation S-X under the Act applicable to registration statements on Form S-1 under the Act. Such historical financial statements fairly present the financial position of the Company at the respective dates indicated and the results of operations and cash flows for the respective periods indicated, in accordance with GAAP consistently applied throughout such periods. Such pro forma financial statements have been prepared on a basis consistent with such historical statements, except for the pro forma adjustments specified therein, and give effect to assumptions made on a reasonable basis and in good faith and present fairly the historical and proposed transactions contemplated by the Offering Memorandum and this Agreement. The other financial and statistical information and data included in the Offering Memorandum, historical and pro forma, are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company.

            (v) The accountants, Deloitte & Touche, LLP, who have certified certain of the financial statements included as part of the Offering Memorandum, are independent public accountants under Rule 101 of the AICPA's Code of Professional Conduct, and its interpretation and rulings.


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            (w) The Company and each of its Subsidiaries has good and marketable title in fee simple to all real property and good title to all personal property owned by each of them, in each case free and clear of all liens, encumbrances and defects except (i) such as are described in the Offering Memorandum or (ii) such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries; and all real property and buildings held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries. The Company and its Subsidiaries enjoy peaceful and undisturbed possession under all leases to which they are parties as lessee, except for such leases that, singly or in the aggregate, would not have a Material Adverse Effect. The Company and each of its Subsidiaries maintains such insurance as may be required by law and such other insurance, to such extent and against such hazards and liabilities, as is customarily maintained by companies similarly situated (which may include self-insurance in the same form as is customarily maintained by companies similarly situated).

            (x) Except as described in the Offering Memorandum, the Company and its Subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, tradenames, trademark registrations, service mark registrations, copyrights and licenses necessary for the conduct of their businesses, and to the Company's knowledge, the conduct of their businesses will not conflict with, and neither the Company nor any of its Subsidiaries has received any notice of any claim of conflict with, any such rights of others (except in any such case for any conflict that would not have a Material Adverse Effect).

            (y) Except as described in the Offering Documents, the Company and each of its Subsidiaries owns or has the right to use in accordance with the terms thereof all necessary franchises, licenses, permits, consents, approvals or authorizations of any public or governmental agency, including any permits required by the Department of Defense (the "DOD") and the Federal Aviation Administration (the "FAA") that are in a material respect necessary for the ownership, maintenance and operation of its properties, assets and business operations, and that, if not obtained, could have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole. Each of the foregoing is valid and in full force and effect and, except as disclosed in the Offering Documents, no event has occurred and is continuing which permits, or after notice or lapse of time or both would permit, modifications or terminations of the foregoing which, in the aggregate, would have a Material Adverse Effect. The Company and its Subsidiaries are presently conducting their respective businesses in substantial compliance with the rules and regulations of the DOD and the FAA and all other material applicable laws.

            (z) The Company and its Subsidiaries are (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect.

            (aa) In the ordinary course of its business, the Company conducts a periodic review of the effect of Environmental Laws on the business, operations and properties of the Company and its Subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or


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compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect.

            (ab) Except as described in the Offering Memorandum, the Company and its Subsidiaries are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company or any of its Subsidiaries would have any liability; neither the Company nor any of its Subsidiaries has incurred or expects to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or
(ii) Section 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" for which the Company and its Subsidiaries would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

            (ac) The Company and each of its Subsidiaries (i) make and keep accurate books and records and (ii) maintain internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management's general or specific authorization, (B) transactions are recorded as necessary to permit preparation of their consolidated financial statements in accordance with GAAP and to maintain accountability for their assets, (C) access to their assets is permitted only in accordance with management's general or specific authorization and (D) the reported accountability for their assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

            (ad) No relationship, direct or indirect, exists between or among the Company or any of its Subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its Subsidiaries on the other hand, which would be required by the Act or by the Rules and Regulations to be described in the Offering Documents, if the Act and the rules and regulations were applicable thereto, which is not so described.

            (ae) Except as described in the Offering Documents, no labor problem or disturbance with the employees of the Company or any of its Subsidiaries exists or, to the knowledge of the Company, is threatened which might reasonably be expected to have a Material Adverse Effect.

            (af) Neither the Company nor any of its Subsidiaries, nor, to the Company's or any Subsidiary's knowledge, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its Subsidiaries, has used any corporate funds during the last five years for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

            (ag) Neither the Company nor any of its Subsidiaries is (i) an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or (ii) a "holding company" or a "subsidiary company" or an "affiliate" of a holding company within the meaning of the Public Utility Holding Company Act of 1935, as amended.

            (ah) No securities of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as the Notes are listed on any national securities exchange registered under Section 6 of the Exchange Act or quoted on an automated inter-dealer quotation system.

            (ai) Neither the Company nor any affiliate (as defined in Rule 501(b) of Regulation D ("Regulation D") under the Act) of the Company has directly, or through any agent (provided that no representation is made as to the Initial Purchasers or any person acting on its behalf), (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Act) which is or could be integrated with the offering and sale of the Notes in a manner that would require the registration of the Series A Notes under the Act or (ii) engaged in any form of general solicitation or general advertising (within the meaning of Regulation D, including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising) in connection with the offering of the Series A Notes. No securities of the same class as the Series A Notes have been issued and sold by the Company within the six-month period immediately prior to the date hereof.

            (aj) Neither the Company nor any of its Subsidiaries has taken, nor will any of them take, directly or indirectly, any action designed to, or that could reasonably be expected to, cause or result in stabilization or manipulation of the price of the Notes to facilitate the sale and resale of the Notes.

            (ak) The Offering Documents and each amendment or supplement thereto, as of its date, contains the information specified in Rule 144A(d)(4) under the Act.

            (al) Neither the Company nor any of its Subsidiaries has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Notes to violate Regulation G, T, U or X of the Board of Governors of the Federal Reserve System or analogous foreign laws and regulations.

            (am) The Company and each of its Subsidiaries has complied with all provisions of Section 517.075, Florida Statutes (Chapter 92-198, Laws of Florida).

            (an) None of the Company or any of its affiliates or any person acting on its or their behalf has engaged or will engage in any directed selling efforts within the meaning of Rule 902(b) of Regulation S with respect to the Notes, and the Company and its affiliates and all persons acting on its of their behalf have complied with and will comply with the offering restrictions requirements of Regulation S in connection with the offering of the Notes outside of the United States.

            (ao) Any sales of the Series A Notes pursuant to, and in accordance with, Regulation S are "offshore transactions" and are not part of a plan or scheme to evade the registration provision of the Act.

            2. Representations, Warranties and Agreements of the Initial Purchasers. Each Initial Purchaser represents and warrants with respect to itself that:

            (a) Such Initial Purchaser is either a QIB or an Accredited Investor, in either case with such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of an investment in the Series A Notes.

            (b) Such Initial Purchaser (i) is not acquiring the Series A Notes with a view to any distribution thereof or with any present intention of offering or selling any of the Series A Notes in a transaction that would violate the Act or the securities laws of any State of the United States or any other applicable jurisdiction; (ii) in connection with the Exempt Resales, will solicit offers to buy the Notes only from, and will offer to sell the Notes only to, the Eligible Purchasers in accordance with this Agreement and on the terms contemplated by the Offering Memorandum; and (iii) will not offer or sell the Notes, nor has it offered or sold the Notes by, or otherwise engaged in, any form of general solicitation or general advertising (within the meaning of Regulation D; including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising) in connection with the offering of the Series A Notes.

            (c) The Notes have not been and will not be registered under the Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the Act or pursuant to an exemption from the registration requirements of the Act. The Initial Purchasers represent that they have not offered, sold or delivered the Notes, and will not offer, sell or deliver the Notes (i) as part of its distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the Closing Date (such period, the "Restricted Period"), within the United States or to, or for the account or benefit of U.S. persons, except in accordance with Rule 144A under the Act, or to Accredited Investors in transactions that are exempt from the registration requirements of the Act. Accordingly, each Initial Purchaser represents and agrees that neither it, its affiliates nor any persons acting on its or their behalf has engaged or will engage in any directed selling efforts within the meaning of Rule 902(b) of Regulation S with respect to the Notes, and it, its affiliates and all persons acting on its behalf have complied and will comply with the offering restrictions requirements of Regulation S.

            (d) Such Initial Purchaser agrees that, at or prior to confirmation of a sale of Notes (other than a sale pursuant to Rule 144A or to Accredited Investors in transactions that are exempt from the registration requirements of the Act), it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Notes from it during the Restricted Period a confirmation or notice substantially to the following effect:

      "The Notes covered hereby have not been registered under the U.S. Securities Act of 1933 (the "Securities Act) and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering or the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meanings assigned to them in Regulation S."

            Such Initial Purchaser further agrees that it has not entered and will not enter into any contractual arrangement with respect to the distribution or delivery of the Notes, except with its affiliates or with the prior written consent of the Company.

            (e) Such Initial Purchaser further represents and agrees that (i) it has not offered or sold and will not offer or sell any Notes to persons in the United Kingdom prior to the expiry of the period of six months from the issue date of the Notes, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom, and (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issuance of the Notes to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1995 or is a person to whom the document may otherwise lawfully be issued or passed on.

            (f) Such Initial Purchaser agrees not to cause any advertisement of the Notes to be published in any newspaper or periodical or posted in any public place and not to issue any circular relating to the Notes, except such advertisements as include the statements required by Regulation S.

            (g) The sale of the Series A Notes pursuant to Regulation S are "offshore transactions" and are not part of a plan or scheme to evade the registration provisions of the Act.

            (h) Such Initial Purchaser understands that the Company and, for purposes of the opinions to be delivered to you pursuant to Section 7 hereof, counsel to the Company, General Counsel to the Company and counsel to the Initial Purchasers, will rely upon the accuracy and truth of the foregoing representations and you hereby consent to such reliance.

            The terms used in this Section 2 that have meanings assigned to them in Regulation S are used herein as so defined.

            Each Initial Purchaser further agrees that, in connection with the Exempt Resales, it will solicit offers to buy the Series A Notes only from, and will offer to sell the Series A Notes only to, the Eligible Purchasers in Exempt Resales.

            3. Purchase of the Notes by the Initial Purchasers. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to sell $185.0 million in aggregate principal amount of Series A Notes to the several Initial Purchasers and each of the Initial Purchasers, severally and not jointly, agrees to purchase the aggregate principal amount of Series A Notes set opposite that Initial Purchaser's name in Schedule 1 hereto. Each Initial Purchaser will purchase such aggregate principal amount of Series A Notes at an aggregate purchase price equal to 97.25% of the principal amount thereof (the "Purchase Price"). Unterberg Harris hereby agrees to act as a "qualified independent underwriter," within the meaning of, and in accordance with, Section (b)(15) of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. with respect to the offering and sale of the Notes and will not be paid a fee in connection therewith. Therefore, in accordance with Rule 2720 of the Conduct Rules, the price at which the Series A Notes will be sold shall not be higher than the maximum price recommended by Unterberg Harris.

            The Company shall not be obligated to deliver any of the Series A Notes to be delivered, except upon payment for all the Series A Notes to be purchased on such Closing Date as provided herein.

            4. Delivery of and Payment.

            (a) Delivery to the Initial Purchasers of and payment for the Series A Notes shall be made at 9:00 a.m., New York City time, on the Closing Date at the offices of Latham & Watkins, 885 Third Avenue, New York, New York 10022, or such other time or place as you and the Company shall designate.

            (b) One or more Series A Notes in definitive form, registered in the name of Cede & Co., as nominee of the Depository Trust Company ("DTC"), or such other names as the Initial Purchasers may request upon at least one business days' notice to the Company, having an aggregate principal amount corresponding to the aggregate principal amount of Series A Notes sold pursuant to Eligible Resales (collectively, the "Global Note"), shall be delivered by the Company to the Initial Purchasers, against payment by the Initial Purchasers of the purchase price thereof by wire transfer of immediately available funds as the Company may direct by written notice delivered to you two business days prior to the Closing Date. The Global Note in definitive form shall be made available to you for inspection not later than 9:30 a.m. on the business day immediately preceding the Closing Date.

            (c) Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Initial Purchaser hereunder.

            5. Further Agreements of the Company. The Company agrees:

            (a) To advise you promptly and, if requested by you, to confirm such advice in writing, of (i) the issuance by any state securities commission of any stop order suspending the qualification or exemption from qualification of any Series A Notes for offering or sale in any jurisdiction, or the initiation of any proceeding for such purpose by the Commission or any state securities commission or other regulatory authority, and (ii) the happening of any event that makes any statement of a material fact made in the Offering Documents untrue or which requires the making of any additions to or changes in the Offering Documents in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company shall use its reasonable best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption of the Series A Notes under any state securities or Blue Sky laws and, if at any time any state securities commission shall issue any stop order suspending the qualification or exemption of the Series A Notes under any state securities or Blue Sky laws, the Company shall use every reasonable effort to obtain the withdrawal or lifting of such order at the earliest possible time.

            (b) To furnish to you, without charge, as many copies of the Offering Documents, and any amendments or supplements thereto, as you may reasonably request. The Company consents to the use of the Offering Documents, and any amendments and supplements thereto required pursuant to this Agreement, by you in connection with the Exempt Resales that are in compliance with this Agreement.

            (c) Prior to making any amendment or supplement to the Offering Memorandum, the Company shall furnish a copy thereof to the Initial Purchasers and counsel to the Initial Purchasers and will not effect any such amendment or supplement to which the Initial Purchasers shall reasonably object by notice to the Company after a reasonable period to review, which shall not in any case be longer than five business days after receipt of such copy.

            (d) If, at any time prior to completion of the distribution of the Notes by the Initial Purchasers to eligible purchasers, any event shall occur or condition exist as a result of which it is necessary, in the opinion of counsel for the Initial Purchasers or counsel for the Company, to amend or supplement the Offering Memorandum in order that the Offering Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in light of the circumstances existing at the time it is delivered to a purchaser, or if it is necessary to amend or supplement the Offering Memorandum to comply with applicable law, to promptly prepare such amendment or supplement as may be necessary to correct such untrue statement or omission or so that the Offering Memorandum, as so amended or supplemented, will comply with applicable law and to furnish to the Initial Purchasers such number of copies of such amendment or supplement as they may reasonably request.

            (e) So long as any Notes are outstanding and are "Restricted Securities" within the meaning of Rule 144(a)(3) under the Securities Act and during any period in which the Company is not subject to Section 13 or 15(d) of the Exchange Act, to furnish to holders of the Notes and prospective purchasers of Notes designated by such holders, upon request of such holders or such prospective purchasers, the information, if any, required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

            (f) So long as the Notes are outstanding, to furnish to the Initial Purchasers copies of any annual reports, quarterly reports and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar forms as may be designated by the Commission, and such other documents, reports and information as shall be furnished by the Company to the Trustee or to the holders of the Notes pursuant to the Indenture.

            (g) To use its reasonable best efforts to qualify the Notes for sale under the securities or Blue Sky laws of such jurisdictions as the Initial Purchasers reasonably designate and to continue such qualifications in effect so long as reasonably required for the distribution of the Notes. The Company will also arrange for the determination of the eligibility for investment of the Notes under the laws of such jurisdictions as the Initial Purchasers reasonably request. Notwithstanding the foregoing, the Company shall not be obligated to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to file a general consent to service of process or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise subject.

            (h) To use its best efforts to permit the Notes to be designated Private Offerings, Resales and Trading through Automated Linkages Market ("PORTAL") securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. relating to trading in the PORTAL market and to permit the Notes to be eligible for clearance and settlement through DTC.

            (i) Not to, and will cause its affiliates not to, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) in a transaction that could be integrated with the sale of the Notes in a manner which would require the registration under the Securities Act of the Notes.

            (j) Except following the effectiveness of any Registration Statement (as defined in the Registration Rights Agreement) and except for such offers as may be made as a result of, or subsequent to, filing such Registration Statement or amendments thereto prior to the effectiveness thereof, not to, and will cause its affiliates not to, solicit any offer to buy or offer to sell the Notes by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

            (k) To consummate the Recapitalization and to apply the net proceeds from the sale of the Notes, in each case, as set forth in the Offering Memorandum.

            (l) To take such steps as shall be necessary to ensure that neither the Company nor any of its Subsidiaries shall become an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or (ii) a "holding company" or a "subsidiary company" or an "affiliate" of a holding company within the meaning of the Public Utility Holding Company Act of 1935, as amended.

            (m) Not to, and will cause its affiliates not to, take any actions which would require the registration under the Securities Act of the Notes.

            (n) Prior to the consummation of the Exchange Offer or the effectiveness of an applicable shelf registration statement if, in the reasonable judgment of the Initial Purchasers, the Initial Purchasers or any of their affiliates (as such term is defined in the rules and regulations under the Securities Act) are required to deliver an offering memorandum in connection with sales of, or market-making activities with respect to, the Notes, (A) to periodically amend or supplement the Offering Documents so that the information contained in the Offering Documents complies with the requirements of Rule 144A of the Securities Act, (B) to amend or supplement the Offering Documents when necessary to reflect any material changes in the information provided therein so that the Offering Documents will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances existing as of the date the Offering Documents are so delivered, not misleading and (C) to provide the Initial Purchasers with copies of each such amended or supplemented Offering Documents, as the Initial Purchasers may reasonably request.

            The Company hereby expressly acknowledges that the indemnification and contribution provisions of Section 8 hereof are specifically applicable and relate to each offering memorandum, registration statement, prospectus, amendment or supplement referred to in this Section 5(n).

            (o) To do all things necessary to satisfy the closing conditions set forth in Section 7 hereof.

            (p) Not to voluntarily claim, and to actively resist any attempts to claim, the benefit of any usury laws against the holders of the Series A Notes.

            (q) For so long as any of the Notes remain outstanding and during any period in which the Company is not subject to Section 13 or 15(d) of the Exchange Act, to make available to any registered holder or beneficial owner of Series A Notes in connection with any sale thereof and any prospective purchaser of such Series A Notes from such registered holder or beneficial owner, the information required by Rule 144A(d)(4) under the Act.

            6. Expenses. The Company agrees that, whether or not the transactions contemplated by this Agreement are consummated or this Agreement becomes effective or is terminated, to pay all costs, expenses, fees and taxes incident to and in connection with: (i) the preparation, printing, filing and distribution of the Offering Documents (including, without limitation, financial statements) and all amendments and supplements thereto (but not, however, legal fees and expenses of your counsel incurred in connection therewith), (ii) the preparation, printing (including, without limitation, word processing and duplication costs) and delivery of this Agreement, the Indenture, all Blue Sky Memoranda and all other agreements, memoranda, correspondence and other documents printed and delivered in connection herewith and with the Exempt Resales (but not, however, legal fees and expenses of your counsel incurred in connection with any of the foregoing other than reasonable fees of such counsel plus reasonable disbursements incurred in connection with the preparation, printing and delivery of such Blue Sky Memoranda), (iii) the issuance and delivery by the Company of the Notes, (iv) the qualification of the Notes for offer and sale under the securities or Blue Sky laws of the several states (including, without limitation, the reasonable fees and disbursements of your counsel relating to such registration or qualification), (v) furnishing such copies of the Offering Documents, and all amendments and supplements thereto, as may be reasonably requested for use in connection with the Exempt Resales, (vi) the preparation of certificates for the Notes (including, without limitation, printing and engraving thereof), (vii) the fees, disbursements and expenses of the Company's counsel and accountants, (viii) all expenses and listing fees in connection with the application for quotation of the Series A Notes in PORTAL, (ix) all fees and expenses (including fees and expenses of counsel) of the Company in connection with approval of the Notes by DTC for "book-entry" transfer and (x) the performance by the Company of their other obligations under this Agreement.

            7. Conditions of Initial Purchasers' Obligations. The respective obligations of the Initial Purchasers hereunder are subject to the accuracy, when made and again on the Closing Date (as if made again on and as of such date), of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

            (a) The Initial Purchasers shall not have discovered and disclosed to the Company on or prior to the Closing Date that the Offering Documents or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of Latham & Watkins, counsel for the Initial Purchasers, is material or omits to state a fact which, in the opinion of such counsel, is material and is necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

            (b) All of the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on the date hereof and on the Closing Date with the same force and effect as if made on and as of the date hereof and the Closing Date, respectively. The Company shall have performed or complied in all material respects with all of the agreements herein contained and required to be performed or complied with by it at or prior to the Closing Date.

            (c) The Offering Memorandum shall have been printed and copies distributed to the Initial Purchasers on the next Business Day following the date of this Agreement or at such later date and time as to which the Initial Purchasers may agree, and no stop order suspending the qualification or exemption from qualification of the Notes in any jurisdiction referred to in
Section 5(g) shall have been issued and no proceeding for that purpose shall have been commenced or shall be pending or threatened.

            (d) Except as described in the Offering Memorandum, no action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency which would, as of the Closing Date, have a Material Adverse Effect; no action, suit or proceeding shall have been commenced and be pending against or affecting or, to the best knowledge of the Company, threatened against, the Company or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect; and no stop order shall have been issued by the Commission or any governmental agency of any jurisdiction referred to in Section 5(g) preventing the use of the Offering Memorandum, or any amendment or supplement thereto, or which could reasonably be expected to have a Material Adverse Effect.

            (e) Since the dates as of which information is given in the Offering Memorandum and other than as set forth in the Offering Memorandum, (i) there shall not have been any Material Adverse Change, or any development that is reasonably likely to result in a Material Adverse Change, or any material change in the long-term debt, or material increase in the short-term debt, from that set forth in the Offering Memorandum; (ii) except as disclosed in the Offering Memorandum, no dividend or distribution of any kind shall have been declared, paid or made by the Company on any class of its capital stock; (iii) the Company and its Subsidiaries shall not have incurred any liabilities or obligations, direct or contingent, that are material, individually or in the aggregate, to the Company and its Subsidiaries, taken as a whole, and that are required to be disclosed on a balance sheet or notes thereto in accordance with generally accepted accounting principles and are not disclosed on the latest balance sheet or notes thereto included in the Offering Memorandum.

            (f) The Initial Purchasers shall have received a certificate, dated the Closing Date, signed on behalf of the Company by (i) Kenneth M. Schwartz, Executive Vice President and (ii) Dirkson Charles, Chief Financial Officer, confirming that (A) such officers, have participated in conferences with other officers and representatives of the Company, representatives of the independent public accountants of the Company and representatives of counsel to the Company at which the contents of the Offering Memorandum and related matters were discussed and (B) the matters set forth in paragraphs (b), (c), (d) and (e) of this Section 7 are true and correct as of the Closing Date.

            (g) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Notes, the Indenture, the Registration Rights Agreement, the Offering Documents, the New Credit Facility and all other legal matters relating to this Agreement and the transactions contemplated hereby (including, without limitation, the Recapitalization), shall be satisfactory in all material respects to counsel for the Initial Purchasers, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

            (h) O'Sullivan Graev & Karabell, LLP, counsel for the Company, shall have furnished to the Initial Purchasers its written opinion, as counsel to the Company, addressed to the Initial Purchasers and dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers, to the effect that:

            (i) The Company and each of its Subsidiaries is validly existing as a corporation and in good standing under the laws of its jurisdiction of incorporation. Each of ABS and EFC is qualified to do business and is in good standing as a foreign corporation in the States of Ohio and Georgia.

            (ii) Assuming, without independent investigation, (i) that the Notes are sold to the Initial Purchasers, and initially resold by the Initial Purchasers, in accordance with the terms of, and in the manner contemplated by, this Agreement and the Offering Memorandum, (ii) the accuracy of the representations, warranties and covenants of the Company set forth in this Agreement, (iii) the accuracy of the Initial Purchasers' representations and warranties set forth in this Agreement, (iv) the due performance by the Company of the covenants and agreements set forth in this Agreement, (v) the Initial Purchasers' compliance with the offering and transfer procedures and restrictions described in the Offering Memorandum, (vi) the accuracy of the representations and warranties made in accordance with this Agreement and the Offering Memorandum by each purchaser to whom the Initial Purchasers initially resell the Notes and
      (vii) that each purchaser to whom the Initial Purchasers initially resell the Notes receives a copy of the Offering Memorandum if requested by such purchaser prior to such sale, the offer, issuance, sale and delivery of the Notes to the Initial Purchasers, and the initial reoffer, resale and delivery of the Notes by the Initial Purchasers, as contemplated by this Agreement and the Offering Memorandum, do not require registration under the Act, or qualification of the Indenture under the TIA, it being understood that no opinion is expressed as to any subsequent resale of Notes or any resale of Notes by any person other than the Initial Purchasers.

            (iii) The Company has the corporate power and authority to execute and deliver, and to consummate the transactions contemplated by, this Agreement, the Indenture and the

      Registration Rights Agreement; and the Company has the corporate power and authority to issue, sell and deliver the Notes as contemplated by this Agreement.

            (iv) The execution and delivery of this Agreement have been duly authorized by all requisite corporate action of the Company, and this Agreement has been duly executed and delivered by the Company.

            (v) The execution and delivery of the Indenture have been duly authorized by all requisite corporate action of the Company; and the Indenture has been duly executed and delivered by the Company, and assuming due authorization, execution and delivery by the Trustee, is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except that (i) enforcement thereof may be subject to (A) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (B) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and (ii) the enforceability of any indemnification or contribution provisions thereof may be limited under applicable securities laws or the public policies underlying such laws.

            (vi) The execution and delivery of the Notes have been duly authorized by all requisite corporate action of the Company; and the Notes have been duly executed and delivered by the Company and, assuming due authentication by the Trustee, are valid and binding obligations of the Company, entitled to the benefits of the Indenture, enforceable against the Company in accordance with their terms, except that (i) enforcement thereof may be subject to (A) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (B) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and (ii) the enforceability of any indemnification or contribution provisions thereof may be limited under applicable securities laws or the public policies underlying such laws.

            (vii) The execution and delivery of the Series B Notes have been duly authorized by all requisite corporate action of the Company; and, when duly executed and delivered by the Company and duly authenticated by the Trustee, will be valid and binding obligations of the Company, entitled to the benefits of the Indenture, enforceable against the Company in accordance with their terms, except that (i) enforcement thereof may be subject to (A) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (B) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and (ii) the enforceability of any indemnification or contribution provisions thereof may be limited under applicable securities laws or the public policies underlying such laws.

            (viii) The execution and delivery of the Registration Rights Agreement have been duly authorized by all requisite corporate action of the Company; the Registration Rights Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery by the Initial Purchasers, the Registration Rights Agreement (other than the indemnification and contribution provisions thereof, as to which such counsel need express no opinion) is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except that (i) enforcement thereof may be subject to (A) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (B) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and

      (ii) the enforceability of any indemnification or contribution provisions thereof may be limited under applicable securities laws or the public policies underlying such laws.

            (ix) Each of the Company and the Subsidiaries has all requisite corporate power and authority to enter into the New Credit Facility. The execution and delivery of the New Credit Facility have been duly authorized by all requisite corporate action of the Company and the Subsidiaries; and the New Credit Facility has been duly executed and delivered by the Company and the Subsidiaries and, assuming the due authorization, execution and delivery by the lenders party thereto, is a valid and binding agreement of the Company and the Subsidiaries, enforceable against each of them in accordance with its terms, except that
      (i) enforcement thereof may be subject to (A) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (B) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and (ii) the enforceability of any indemnification or contribution provisions thereof may be limited under applicable securities laws or the public policies underlying such laws.

            (x) The Company is the record owner of 100 shares of the common stock, $.01 par value, of ABS (the "ABS Shares") and 100 shares of the common stock, $.01 par value, of EFC (the "EFC Shares" and the EFC shares collectively with the ABS shares, the "Shares"). The Shares have been duly authorized and validly issued, are fully paid and nonassessable and to the knowledge of such counsel constitute all of the issued and outstanding shares of capital stock of the Subsidiaries. Except as disclosed in the Offering Documents, to the knowledge of such counsel, the shares are owned by the Company free and clear of any security interests, liens, pledges or encumbrances.

            (xi) The execution, delivery or performance by the Company of this Agreement or the other Operative Documents, compliance by the Company with the provisions hereof or thereof nor consummation by the Company of the transactions contemplated hereby or thereby, the issuance, offer and sale of the Notes by the Company, the consummation by the Company and the Subsidiaries (as applicable) of the transactions contemplated by the New Credit Facility, the repurchase by the Company of certain shares of its issued and outstanding capital stock in accordance with the terms of the Stock Purchase Agreement, the repurchase by the Company of its 10 3/8% Senior Subordinated Notes due 2004 and the redemption by the Company of its 11 7/8% Senior Secured Notes due 2003, will not (A) to the knowledge of such counsel, and subject to the following paragraph, result in a breach or violation of any of the terms or provisions of, or constitute a default under, any agreement or instrument listed on Exhibit A to the opinion or (B) result in any violation of the provisions of the charter or bylaws of the Company or, to the knowledge of such counsel, any Applicable Law with respect to the Company, except for such violations that would not, singly or in the aggregate, have a Material Adverse Effect; and except for such consents, approvals or authorizations of, or registrations or qualifications with, Governmental Authorities as may be required under the Securities Act and the rules and regulations thereunder or applicable states securities or Blue Sky laws in connection with the purchase and distribution of the Notes by the Initial Purchasers and as set forth in the Registration Rights Agreement, no consent, approval, authorization or order of, or filing or registration with, any Governmental Authority, is required in connection with the execution and delivery by the Company of this Agreement, the Indenture and the Registration Rights Agreement, the consummation by the Company of the transactions contemplated hereby and thereby, and the issuance and sale of the Notes by the Company; provided, however, that the foregoing opinion with respect to Governmental Authorities is limited to such consents, approvals, authorizations, orders and filings which are actually known to such counsel and which, in such counsel's experience, are typically applicable to offerings of the type contemplated by this Agreement. The term "Applicable Laws" means those statutes, judgments, rules, regulations, orders or decrees of any Governmental Authority of the State of Delaware, the State of New York and the United States of America by which the Company is bound, the existence of which is actually known to such counsel and which,in such counsel's experience, are typically applicable to offerings of the type contemplated by this Agreement. The term "Governmental Authority" means any governmental, legislative, judicial, administrative or regulatory body of the State of Delaware, the State of New York or the United States of America.

            (xii) The Indenture, the Notes, and the Registration Rights Agreement conform in all material respects to the descriptions thereof contained in the Offering Memorandum.

            (xiii) To such counsel's knowledge, no legal or governmental proceedings are pending to which the Company is a party that would be required under the Securities Act to be described in a registration statement or a prospectus delivered at the time of the confirmation of the sale of an offering of securities registered under the Securities Act and are not described in the Offering Memorandum, or, to such counsel's knowledge, which seek to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance or sale of the Notes to the Initial Purchasers or the consummation of the transactions described in the Offering Memorandum under the caption "The Recapitalization."

            (xiv) Neither the Company nor any of its Subsidiaries is (i) subject to registration and regulation as an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or (ii) a "holding company" or a "subsidiary company" or, to the knowledge of such counsel, an "affiliate" of a holding company within the meaning of the Public Utility Holding Company Act of 1935, as amended.

            (xv) When the Notes are issued and delivered pursuant to this Agreement, such Notes will not be of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as securities of the Company that are listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted on an automated inter-dealer quotation system.

            (xvi) Assuming the Initial Purchasers purchase the Notes in accordance with Rule 144A under the Securities Act, neither the issuance or sale of the Notes nor the application by the Company of the net proceeds thereof as set forth in the Offering Memorandum will violate Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.

            (xvii) To the knowledge of such counsel, except as disclosed in the Offering Memorandum, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Exchange Offer Registration Statement, the Shelf Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

            (xviii) The Company is not required to obtain stockholder consent for the issuance or offering of the Notes.

            (xix) The statements under the captions "Certain United States Federal Tax Consequences for Non-United States Holders" and "Description of Certain Indebtedness" in the Offering Memorandum, insofar as they are descriptions of contracts, agreements or other legal documents, or refer to statements of law or legal conclusions, are accurate in all material respects.

            In addition, such counsel shall state that it has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants of the Company, representatives of the Initial Purchasers and representatives of counsel for the Initial Purchasers at which the contents of the Offering Memorandum and related matters were discussed and, although such counsel has not undertaken to investigate or verify independently, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Offering Memorandum, on the basis of the foregoing (relying as to materiality upon the opinions of officers and other representatives of the Company) no information has come to the attention of such counsel that causes such counsel to believe that the Offering Memorandum (except as to financial statements, including the notes thereto and other financial, statistical and accounting data included therein or omitted therefrom, as to which no belief need be expressed), as of its date or the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            In rendering such opinion, such counsel may state that its opinion is limited to matters governed by the federal laws of the United States of America and the General Corporation Law of the State of Delaware.

            (i) Ronald H. Kisner, General Counsel to the Company, shall have furnished to the Initial Purchasers, his written opinion, as General Counsel to the Company, addressed to the Initial Purchasers and dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers, to the effect that:

            (i) The Company and each of its Subsidiaries are duly qualified to do business and in good standing as foreign corporations in each jurisdiction in which their respective businesses require such qualification (except whether failure to so qualify would not have a Material Adverse Effect.

            (ii) To the best knowledge of such counsel, the Company and each of its Subsidiaries are not in violation of its corporate charter or by-laws, or in default under any agreement (including loan and credit agreements), indenture or instrument known to such counsel, which default would have a Material Adverse Effect; to the best knowledge of such counsel, the Company is not in violation of any law, ordinance, governmental rule or regulation or court decree to which it may be subject and has obtained each license, permit, patent, certificate, franchise or other governmental authorization or permit (collectively, "permits") necessary to the ownership of its properties or to the conduct of its business as described in the Offering Memorandum, other than permits being applied for in the ordinary course of business of the Subsidiaries and other than permits violation of or failure to obtain which would not have a Material Adverse Effect; provided, however that to the extent of permits that have been applied for, the ownership of such property and the conduct of such business during the pendency of receipt of such permits would not to the knowledge of such counsel, be expected to have a Material Adverse Effect.

            (iii) The execution, delivery or performance by the Company of this Agreement or the other Operative Documents, compliance by the Company with the provisions hereof or thereof nor consummation by the Company of the transactions contemplated hereby or thereby, the issuance, offer and sale of the Notes by the Company, the consummation by the Company and the Subsidiaries (as applicable) of the transactions contemplated by the New Credit Facility, the repurchase by the Company of certain shares of its issued and outstanding capital stock in accordance with the terms of the Stock Purchase Agreement, the repurchase by the Company of its 103/8% Senior Subordinated Notes due 2004 and the redemption by the Company of its 117/8% Senior Secured Notes due 2003, will not (A) to the knowledge of such counsel, conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan or credit agreement, or other agreement or instrument known to such counsel to which the Company is a party or by which the Company or any of its properties are subject, which conflict, breach, violation or default has or would have a Material Adverse Effect, except as set forth below, or
      (B) result in any violation of the provisions of the charter or bylaws of the Company or, to the knowledge of such counsel, any statute, or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their properties or assets, which violation has or would have a Material Adverse Effect; and, except for such consents, approvals, authorizations, registrations or qualifications as may be required under applicable states or Blue Sky securities laws in connection with the purchase and distribution of the Notes by the Initial Purchasers and as set forth in the Registration Rights Agreement, no consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their properties or assets, is required in connection with the execution and delivery by the Company of this Agreement, the Indenture and the Registration Rights Agreement, the consummation by the Company of the transactions contemplated hereby and thereby, and the issuance and sale of the Notes by the Company.

            (iv) To the knowledge of such counsel, and except as set forth or referred to in the Offering Memorandum, no legal or governmental proceedings are pending or threatened against the Company or any of its Subsidiaries is party or of which any property or asset of the Company or any of its Subsidiaries which would affect the subject matter of this Agreement or would be required under the Securities Act to be described in a registration statement or a prospectus delivered at the time of the confirmation of an offering of securities registered under the Securities Act and are not described in the Offering Memorandum.

            (v) To the knowledge of such counsel, the statements made in the Offering Documents under the headings "Risk Factors -- Certain Collective Bargaining Matters," "Risk Factors -- Litigation," "Business -- Government Contracts," "Business -- Patents and Licenses," "Business -- Legal Proceedings" and "Business -- Environmental Matters" to the extent they constitute matters of law or legal conclusions, have been reviewed by such counsel and fairly present the information disclosed therein.

      (j) You shall have received on the Closing Date an opinion of Latham & Watkins, counsel for the Initial Purchasers, dated the Closing Date and addressed to you, in form and substance reasonably satisfactory to you.

      (k) With respect to the letter of Deloitte & Touche LLP delivered to the Initial Purchasers concurrently with the execution of this Agreement (the "initial letter"), the Company shall have furnished to the Initial Purchasers a letter (as used in this paragraph, the "bring-down letter") of such accountant, addressed to the Initial Purchasers and dated such Closing Date (i) confirming that it is an independent public accountant under the Securities Act, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Offering Memorandum, as of a date not more than two days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

      (l) The Company and the Trustee shall have entered into the Indenture and the Initial Purchasers shall have received counterparts, conformed as executed, thereof.

      (m) The Company and the Initial Purchasers shall have entered into the Registration Rights Agreement and the Initial Purchasers shall have received counterparts, conformed as executed, thereof.

      (n) Prior to or simultaneously with the closing of the transactions contemplated by the Operative Documents, the Company shall have closed the transactions contemplated by the Recapitalization, including, without limitation, the closing of the New Credit Facility and the Stock Purchase Agreement, the repayment of all indebtedness under the Existing Credit Agreement and the consummation of the Tender Offer and Consent Solicitation.

      (o) Latham & Watkins shall have been furnished with executed copies of the New Credit Facility and such other documents and opinions, in addition to those set forth above, as they may reasonably require for the purpose of enabling them to review or pass upon the matters referred to in this Agreement and in order to evidence the accuracy, completeness or satisfaction in all material respects of any of the representations, warranties or conditions herein contained.

      (p) The Company shall have furnished to the Initial Purchasers a certificate, dated such Closing Date, of its Chief Financial Officer as to the solvency of the Company following consummation of the transactions contemplated hereby.

      (q) (i) Neither the Company nor its Subsidiaries shall have sustained since the date of the latest audited financial statements included in the Offering Memorandum losses or interferences with their businesses, taken as a whole, from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Offering Memorandum or (ii) since such date there shall not have been any change in the capital stock or long-term debt of the Company or any of its Subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company or its Subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Offering Memorandum, the effect of which, in any such case described in clause (i) or (ii), is, in the reasonable judgment of the Initial Purchasers, so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Notes being delivered on the Closing Date on the terms and in the manner contemplated herein and in the Offering Memorandum.

      (r) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or The Nasdaq Stock Market's National Market or in the over-the-counter market shall have been suspended or materially limited, or minimum prices shall have been established on such exchange by the Commission, or by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions

(or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the reasonable judgment of the Initial Purchasers, impracticable or inadvisable to proceed with the offering or delivery of the Notes being delivered on the Closing Date on the terms and in the manner contemplated herein and in the Offering Memorandum.

      (s) Subsequent to the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Notes or any other Indebtedness of the Company by a nationally recognized statistical rating organization, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Notes or any other Indebtedness of the Company.

      (t) There shall exist at and as of the Closing Date no conditions that would constitute a default (or an event that with notice or the lapse of time, or both, would constitute a default) under the New Credit Facility. On the Closing Date, the New Credit Facility shall be in full force and effect and shall not have been modified.

      (u) Latham & Watkins shall have been furnished with such documents, in addition to those set forth above, as they may reasonably require for the purpose of enabling them to review or pass upon the matters referred to in this
Section 7 and in order to evidence the accuracy, completeness or satisfaction in all material respects of any of the representations, warranties or conditions herein contained.

      (v) Prior to the Closing Date, the Company shall have furnished to the Initial Purchasers such further information, certificates and documents as the Initial Purchasers may reasonably request.

      All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Initial Purchasers.

            8. Indemnification and Contribution.

                  (a) The Company agrees to indemnify and hold harmless the Initial Purchasers, their officers and employees and each person, if any, who controls an Initial Purchaser within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Notes), to which the Initial Purchasers, their respective officers and employees or any such controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Offering Documents or in any amendment or supplement thereto or in any blue sky application or other document prepared or executed by the Company (or based upon any written information furnished by the Company) specifically for the purpose of qualifying any or all of the Series A Notes under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a "Blue Sky Application"), the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any act or failure to act or any alleged act or failure to act by any Initial Purchaser in connection with, or relating in any manner to, the Notes or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided that the Company shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Initial Purchaser through its gross negligence or willful misconduct), and shall reimburse the Initial Purchasers and each such officer, employee or controlling person on a quarterly basis for any legal or other expenses reasonably incurred by the Initial Purchasers or officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable to an Initial Purchaser, officer, employee or controlling person of such Initial Purchaser in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Offering Documents or in any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Initial Purchaser specifically for inclusion therein; and provided further that with respect to any such untrue statement or omission made in the Preliminary Offering Memorandum, the indemnity agreement contained in this
      Section 8(a) shall not inure to the benefit of an Initial Purchaser from whom the person asserting any such losses, claims, damages, liabilities, judgments, actions or expenses purchased Notes, or any controlling person of such Initial Purchaser, if a copy of the Offering Memorandum was not sent or given by or on behalf of such Initial Purchaser to such person at or prior to the written confirmation of the sale of Notes to such person, and the Offering Memorandum cured the defect giving rise to such losses, claims, damages, liabilities, judgments, actions or expenses, unless, such failure to deliver the Offering Memorandum was a result of non-compliance by the Company with Section 5(d) hereof. The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to the Initial Purchasers or to any controlling person of the Initial Purchasers.

                  (b) Each Initial Purchaser, severally but not jointly, shall indemnify and hold harmless the Company, its respective directors, employees, officers and each person, if any, who controls the Company within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such director, employee, officer, or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Offering Documents, or in any amendment or supplement thereto or in any Blue Sky Application or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Initial Purchaser specifically for inclusion therein, and shall reimburse the Company and any such director, employee, officer or controlling person on a quarterly basis for any legal or other expenses reasonably incurred by the Company or any such director, employee, officer or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which the Initial Purchasers may otherwise have to the Company or any such director, employee, officer or controlling person.

                  (c) Promptly after receipt by an indemnified party under this
      Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced by such failure and, provided further, that the failure to notify the indemnifying party pursuant to this Section 8 shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment thereof has been specifically authorized by the indemnifying party in writing, (ii) such indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party and in the reasonable judgment of such counsel it is advisable for such indemnified party to employ separate counsel or
      (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such indemnified parties, which firm shall be designated in writing by the Initial Purchasers, if the indemnified parties under this Section 8 consist of the Initial Purchasers or any of its controlling persons, or by the Company, if the indemnified parties under this Section 8 consist of the Company or any of its respective directors, employees, officers or controlling persons. Each indemnified party, as a condition of the indemnity agreements contained in Sections 8(a) and 8(b), shall use its best efforts to cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

                  (d) If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchasers on the other from the offering of the Notes or
      (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Initial Purchasers on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Initial Purchasers on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Notes purchased under this Agreement (before deducting expenses) received by the Company, on the one hand, and the total discounts and commissions received by the Initial Purchasers with respect to the Notes purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the Notes under this Agreement, in each case as set forth in the table on the cover page of the Offering Memorandum. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Initial Purchasers, on the other hand, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Initial Purchasers agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8(d) shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), the Initial Purchasers shall not be required to contribute any amount in excess of the amount by which the total discounts and commissions with respect to the Notes purchased by it and distributed to the public was offered to the public exceeds the amount of any damages which the Initial Purchasers has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers' obligation to contribute as provided in this
      Section 8(d) are several in proportion to their respective underwriting obligations and not joint.

                  (e) The Initial Purchasers severally confirm and the Company acknowledges that the last paragraph on the cover page and the stabilization legend on page ii of the Offering Memorandum are correct and constitute the only information furnished in writing to the Company by or on behalf of the Initial Purchasers specifically for inclusion in the Offering Memorandum.

            9. Termination. The obligations of the Initial Purchasers hereunder may be terminated by Lehman Brothers Inc. by notice given to the Company prior to delivery of and payment for the Series A Notes if, prior to that time, any of the events described in Sections 7(n), 7(o) or 7(p), shall have occurred or if the Initial Purchasers shall decline to purchase the Series A Notes for any reason permitted under this Agreement.

            If on the Closing Date, any one or more of the Initial Purchasers shall fail or refuse to purchase the Notes which it or they have agreed to purchase hereunder on such date and the aggregate principal amount of Notes which such defaulting Initial Purchaser or Initial Purchasers, as the case may be, agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of Notes to be purchased on such date by all Initial Purchasers, each nondefaulting Initial Purchaser shall be obligated severally, in the proportion which the principal amount of Notes set forth opposite its name in Schedule I bears to the principal amount of Notes which all the non-defaulting Initial Purchasers have agreed to purchase, or in such other proportion as you may specify, to purchase the Notes which such defaulting Initial Purchaser or Initial Purchasers, as the case may be, agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Notes which any Initial Purchaser has agreed to purchase pursuant to Section 3 hereof be increased pursuant to this Section 9 by an amount in excess of one-ninth of such principal amount of Notes without the written consent of such Initial Purchaser. If on the Closing Date, any Initial Purchaser shall fail or refuse to purchase Notes and the aggregate principal amount of Notes with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Notes to be purchased on such date by all Initial Purchasers in the event of a default by an Initial Purchaser and arrangements satisfactory to you for purchase of such Notes are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Initial Purchaser. In any such case which does not result in termination of this Agreement, you shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Offering Memorandum or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Initial Purchaser from liability in respect of any default of any such Initial Purchaser under this Agreement.

            10. Reimbursement of Initial Purchasers' Expenses. If the Company shall fail to tender the Series A Notes for delivery to the Initial Purchasers by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed, or because any other condition of the Initial Purchasers' obligations hereunder required to be fulfilled by the Company is not fulfilled, the Company will reimburse the Initial Purchasers for all reasonable out-of-pocket expenses (including the fees and disbursements of its counsel) incurred by the Initial Purchasers in connection with this Agreement and the proposed purchase of the Series A Notes, and upon demand the Company shall pay the full amount thereof to Lehman Brothers Inc.

            11. Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

                  (a) if to the Initial Purchasers, shall be delivered or sent by mail, telex or facsimile transmission to Lehman Brothers Inc., Three World Financial Center, New York, New York 10285, Attention:
            Syndicate Department (Fax: 212-528-8822), with a copy to Latham & Watkins, 885 Third Avenue, New York, New York 10022, Attention:
            Raymond Y. Lin (Fax: 212-751-4864);

                  (b) if to the Company, shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Offering Memorandum, Attention: Kenneth M. Schwartz (Fax: 212-867-1182), with a copy to O'Sullivan Graev & Karabell, LLP, 30 Rockefeller Plaza, New York, New York 10112, Attention:
            Robert Seber (Fax: 212-405-2420);

            Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Initial Purchasers by Lehman Brothers Inc.

            12. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers, the Company, and their respective personal representatives and successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the person or persons, if any, who control any Initial Purchaser within the meaning of Section 15 of the Securities Act.

            13. Survival. The respective indemnities, representations, warranties and agreements of the Company and the Initial Purchasers contained in this Agreement or made by or on behalf on them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Notes and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

            14. Definition of the Term "Business Day." For purposes of this Agreement, "business day" means any day on which the New York Stock Exchange, Inc. is open for trading.

            15. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of New York.

            16. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

            17. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

                            [signature pages follow]

            If the foregoing correctly sets forth the agreement between the Company and the Initial Purchasers, please indicate your acceptance in the space provided for that purpose below.


                                       Very truly yours,

                                       K & F INDUSTRIES, INC.



                                       By: /s/ KENNETH M. SCHWARTZ
                                           ------------------------------------
                                       Name:  Kenneth M. Schwartz
                                       Title: Executive Vice President
Accepted:



LEHMAN BROTHERS INC.


By: /s/ Steven Mehos
    -----------------------------------
Name:   Steven Mehos
Title:  Vice President


UNTERBERG HARRIS

By: /s/ A. Robert Towbin
    -----------------------------------
Name:   A. Robert Towbin
Title:  Managing Director

                                   SCHEDULE 1


                                                             Principal Amount of
      Initial Purchaser                                             Notes
      -----------------                                         -------------

      Lehman Brothers Inc......................................    166,500,000
      Unterberg Harris.........................................     18,500,000
                                                                   -----------

                Total                                              185,000,000
                                                                   ===========


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